UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DSW INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DSW INC.
810 DSW Drive
Columbus, Ohio 43219

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To our shareholders:

A Special Meeting of shareholders of DSW Inc. will be held at 810 DSW Drive, Columbus, Ohio on October 14, 2013, at 11:00 a.m., Eastern Daylight Time, for the following purposes:

1.
To approve an amendment to our amended and restated articles of incorporation to increase the number of authorized Class A Common Shares, without par value, from 170,000,000 to 250,000,000, and to correspondingly increase the number of shares which the Company is authorized to have outstanding from 370,000,000 to 450,000,000;

2.
To approve an amendment to our amended and restated articles of incorporation to effect a two-for-one forward stock split of our Class A Common Shares, without par value, and Class B Common Shares, without par value, where each outstanding Class A Common Share would be split into two Class A Common Shares, and each outstanding Class B Common Share would be split into one Class A Common Share and one Class B Common Share; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The first and second proposals are conditioned on each other, and neither proposal will be implemented without shareholder approval of the other.
Only the holders of record of Class A Common Shares and Class B Common Shares at the close of business on [•], 2013, our record date for the Special Meeting, are entitled to notice of and to vote at the meeting. Each shareholder is entitled to one vote for each Class A Common Share held as of the record date, and eight votes for each Class B Common Share held as of the record date.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on October 14, 2013: The proxy statement is available at [•].

By Order of the Board of Directors

William L. Jordan
Secretary

Columbus, Ohio
[•], 2013

YOUR VOTE IS IMPORTANT

If you received a copy of the proxy card by mail, you are urged to date, sign and promptly return the proxy card in the enclosed envelope to which no postage need be affixed if mailed in the United States. Voting your shares by the proxy does not affect your right to vote in person in the event you attend the Special Meeting. You are cordially invited to attend the meeting. If you attend, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy. Please note, however, if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Special Meeting, you must obtain from the record holder a proxy issued in your name.

DSW INC.
810 DSW Drive
Columbus, Ohio 43219
(614) 237-7100
_______________________________

SPECIAL MEETING OF SHAREHOLDERS

October 14, 2013
_______________________________

PROXY STATEMENT

Dated [•], 2013
_______________________________

GENERAL INFORMATION

This proxy is being solicited on behalf of our Board of Directors for use at a special meeting of shareholders to be held at 11:00 a.m., Eastern Daylight Time, on Monday, October 14, 2013, and any postponements or adjournments thereof (the “Special Meeting”). The Special Meeting will be held at our corporate offices, 810 DSW Drive, Columbus, Ohio. This proxy statement, including the Notice of Meeting, is being made available electronically on or about [•], 2013.

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials, at no charge. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice of Internet Availability. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions on the website referred to in the Notice of Internet Availability.

We have two classes of securities outstanding and entitled to vote at the Special Meeting: our Class A Common Shares, without par value (“Class A Common Shares”), and our Class B Common Shares, without par value (“Class B Common Shares” and together with Class A Common Shares, “Common Shares”). Only shareholders of record at the close of business on [•], 2013, the record date for the Special Meeting, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. The total number of outstanding Class A Common Shares entitled to vote at the meeting is approximately [•], and the total number of Class B Common Shares entitled to vote at the meeting is approximately [•]. Each outstanding Class A Common Share is entitled to one vote with respect to each matter to be voted on at the meeting, and each outstanding Class B Common Share is entitled to eight votes with respect to each matter to be voted on at the meeting.

The holders of a majority of the voting power of the Class A Common Shares and the Class B Common Shares outstanding and entitled to vote, voting together as a single class, must vote in favor of the proposals to amend the amended and restated articles of incorporation (the “Articles”) to increase the number of authorized Class A Common Shares and to effect a two-for-one forward stock split of Common Shares where each outstanding Class A Common Share would be split into two Class A Common Shares and each outstanding Class B Common Share would be split into one Class A Common Share and One Class B Common Share (the “Stock Split”). Additionally, the holders of a majority of the voting power of the Class B Common Shares outstanding and entitled to vote, voting as a single class, must vote in favor of the proposal to amend the Articles to effect the Stock Split. Since approval of the proposals requires the affirmative vote of a majority of the voting power of the shares outstanding and entitled to vote, a broker non-vote or abstention with respect to each proposal will have the same effect as a vote “against” such proposal. Shareholders are not entitled to rights of appraisal or similar rights of dissenters with respect to the proposals.

Without affecting any vote previously taken, a proxy may be revoked by a shareholder by giving a written notice of revocation to us in writing (attention: William L. Jordan, Secretary). A shareholder may also change his or her vote by executing and returning to us a later-dated proxy or by giving notice of revocation in person at the meeting. Please note, however, if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Special Meeting, you must obtain from the record holder a proxy issued in your name.

All properly executed proxies received by the Board of Directors will be voted as directed by the shareholder. All properly executed proxies received by the Board of Directors which do not specify how shares should be voted will be voted “FOR” the proposal to amend the Articles to increase the number of authorized Class A Common Shares, “FOR” the proposal to amend the Articles to effect the Stock Split, and in the discretion of the proxies, on any other business properly brought before the Special Meeting.

The presence, in person or by proxy, of a majority of the outstanding Common Shares is necessary to constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial holders. If that happens, the broker may vote those shares only on matters deemed “routine” by the New York Stock Exchange (“NYSE”). On non-routine matters, such as the proposals to amend the Articles to increase the number of authorized Class A Common Shares and to effect the Stock Split, brokers cannot vote unless they receive voting instructions from beneficial holders. We encourage you to provide voting instructions to any broker, bank, or other nominee that holds your shares by carefully following the instructions provided in the notice from such entity.

Solicitation of proxies may be made by mail, personal interview, and telephone by our officers, directors and employees. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares.

PROPOSAL NO. 1 – TO AMEND THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED CLASS A COMMON SHARES

On August 5, 2013, the Company announced that the Board of Directors approved a two-for-one forward stock split to be effected by amendment to the Articles, where each outstanding Class A Common Share would be split into two Class A Common Shares, and each outstanding Class B Common Share would be split into one Class A Common Share and One Class B Common Share. Implementation of the Stock Split is subject to approval by the Company’s shareholders of an amendment to the Company’s Articles to effect the Stock Split, and subject to approval by the Company’s shareholders of an amendment to the Company’s Articles to increase the number of authorized Class A Common Shares from 170,000,000 to 250,000,000, and to correspondingly increase the number of shares which the Company is authorized to have outstanding from 370,000,000 to 450,000,000. The full text of the proposed amendment to the Articles is set forth as Annex A to this Proxy Statement.

Purpose and Effects of Increasing the Number of Authorized Class A Common Shares

The primary reason for increasing the number of Class A Common Shares is to make additional Class A Common Shares available for issuance for various purposes following the proposed Stock Split to be effected by amendment to the Articles. As of August 5, 2013, (i) a total of 36,498,681 Class A Common Shares were issued and outstanding, (ii) a total of 8,584,003 Class B Common Shares were issued and outstanding, (iii) a total of 8,584,003 Class A Common Shares were reserved for issuance upon conversion of Class B Common Shares, (iv) a total of 3,320,758 Class A Common Shares were reserved for future grants under the Company’s 2005 Equity Incentive Plan, and (v) a total of 2,224,819 Class A Common Shares were reserved for issuance upon exercise of outstanding awards under the Company’s 2005 Equity Incentive Plan.

Based on the foregoing, approximately 119,371,739 Class A Common Shares remain available for issuance and are not otherwise reserved for issuance in connection with the conversion of Class B Common Shares or the 2005 Equity Incentive Plan. Of these Class A Common Shares currently available for issuance, the Company contemplates issuing (and/or reserving for future issuance in connection with the conversion of Class B Common Shares or the 2005 Equity Incentive Plan) approximately 50,628,261 Class A Common Shares in connection with the Stock Split, if approved by the shareholders, leaving approximately 68,743,478 Class A Common Shares available for issuance. Approval of this Proposal No. 1 would increase the number of Class A Common Shares available for issuance following the Stock Split by 80,000,000 shares to 148,743,478.

While the proposed amendment is not required to effect the Stock Split, additional Class A Common Shares will be issued in the Stock Split, and the shares not issued in the Stock Split could be used for other purposes such as future stock dividends or splits, financings, mergers and acquisitions, compensation and incentive plans, and other general business purposes. Our Board believes that these additional shares will provide us with the needed flexibility to issue shares in the future to take advantage of market conditions or favorable opportunities, without the potential expense or delay incident to obtaining shareholder approval for a particular issuance. Other than the proposed Stock Split, the Company does not have any other plan, commitment, arrangement, understanding or agreement, either oral or written, to issue any of the proposed additional Class A Common Shares.

Shareholders do not have any preemptive rights to subscribe for any Common Shares, including those Class A Common Shares to be authorized by this Proposal No. 1. Any of the authorized Common Shares of the Company may be issued by action of the Board without further action by shareholders, other than as may be required by the rules of the NYSE or the laws of Ohio, our state of incorporation. In general, the rules of the NYSE would require approval only for shares issued in certain compensation programs, and in business combinations and certain non-public offerings in which, in both cases, the shares issued equal or exceed 20% of our shares outstanding prior to the combination or offering. The Company has opted out of provisions of the Ohio Revised Code that in some cases require further action by the shareholders prior to the issuance of additional shares under certain circumstances.

For example, the Company has opted out of the application of section 1701.831 of the General Corporation Law of Ohio, referred to as the Ohio Control Share Acquisition Statute. This statute provides that, unless a corporation’s articles of incorporation or code of regulations provide that such section does not apply, notice and information filings, and special shareholder meeting and voting procedures, must occur prior to any person’s acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

•	one-fifth or more but less than one-third of the voting power;

•	one-third or more but less than a majority of the voting power; and

•	a majority or more of the voting power.

The Company has also opted out of the application of chapter 1704 of the Ohio Revised Code, referred to as the Merger Moratorium Statute. This statute prohibits certain transactions if they involve both the issuer and either a person who became the beneficial owner of 10% or more of the issuer’s shares without the prior approval of its board of directors or anyone affiliated or associated with such person, unless a corporation’s articles of incorporation or code of regulations provide that such statute does not apply. The prohibition imposed by chapter 1704 is absolute for at least three years and continues indefinitely thereafter unless the transaction is approved by the holders of at least two-thirds of the voting power of the issuer or satisfies statutory conditions relating to the fairness of the consideration to be received by the shareholders.

The issuance of Common Shares other than on a pro rata basis to all shareholders may have the effect of diluting the ownership interest and voting power of our existing shareholders. The issuance of additional Class A Common Shares could have the effect in certain circumstances of, among other things, diluting earnings per share, book value per share, or voting power of the currently outstanding Common Shares. Similarly, the Class A Common Shares authorized by the proposed amendment could be used to discourage or make more difficult a non-negotiated attempt to obtain control of the Company. This effect could occur through issuance of additional Class A Common Shares that would dilute the interest in the equity and voting power of a party seeking to gain control. We are not aware of any effort to obtain control of the Company.

Effectiveness of the Amendment

If the proposed amendment is adopted, it will become effective on the effective date specified in the amendment to the Articles to be filed with the Secretary of State of the State of Ohio, which is expected to be November 2, 2013. Approval of this Proposal No. 1 is conditioned upon approval of Proposal No. 2 to effect the Stock Split. The amendment to the Articles, substantially in the form attached as Annex A, will not be filed with the Secretary of State of the State of Ohio unless both proposals are approved and our Board of Directors determines to file the amendment to the Articles. The Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect to postpone or not to proceed with the proposed amendment if, at any time prior to filing the amendment to the Articles, the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of our shareholders to proceed with the proposed amendment. If the amendment to the Articles has not been filed with the Ohio Secretary of State by the close of business on January 31, 2014, our fiscal year-end, our Board of Directors will abandon the amendment to the Articles to increase the number of authorized Class A Common Shares.

Vote Required

The approval of this Proposal No. 1 to amend the Articles requires the affirmative vote of the holders of a majority of the voting power of the Class A Common Shares and the Class B Common Shares outstanding and entitled to vote, voting together as a single class. Abstentions and broker non-votes have the same effect as a vote against this Proposal No. 1.

The Board of Directors recommends that our shareholders vote “FOR” the amendment to the Articles to increase the number of authorized Class A Common Shares.

.

PROPOSAL NO. 2 – TO AMEND THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A STOCK SPLIT

On August 5, 2013, the Company announced that the Board of Directors approved the Stock Split. Implementation of the Stock Split is subject to shareholder approval of this Proposal No. 2 and shareholder approval of Proposal No. 1 as discussed above. The full text of the proposed amendment to the Articles to effect the Stock Split is set forth as Annex A to this proxy statement.

Purpose and Effects of the Stock Split.

Our Board has deemed it is advisable and in the best interests of our shareholders to effect a two-for-one forward split of our Common Shares where each outstanding Class A Common Share would be split into two Class A Common Shares, and each outstanding Class B Common Share would be split into one Class A Common Share and One Class B Common Share. The trading price of our Class A Common Shares has experienced significant growth since our initial public offering in 2005. Our Board regularly evaluates the effect of such growth on the liquidity and marketability of our Class A Common Shares and believes the considerable appreciation in the trading price of our Class A Common Shares makes the shares less affordable and attractive to fewer investors. The closing market price of our Class A Common Shares on August 8, 2013 was $80.70 as reported on the NYSE. Our Board believes effecting the Stock Split would make our Class A Common Shares more affordable and attractive to a broader group of potential investors and would increase liquidity in the trading of our Class A Common Shares. The Board anticipates that the increase in the number of outstanding Class A Common Shares resulting from the proposed Stock Split will place the market price of the Class A Common Shares in a range more attractive to investors.

The additional Class A Common Shares would have rights identical to the currently outstanding Class A Common Shares. The Company will apply for the listing of additional Class A Common Shares on the NYSE, where the existing outstanding Class A Common Shares are listed for trading. No additional Class B Common Shares would be outstanding following completion of the Stock Split, and such Class B Common Shares will continue to not be listed on any securities exchange. The issuance of Class A Common Shares to all holders of Common Shares will have the effect of diluting the voting power of Class B Common Shares because more Class A Common Shares, which entitle holders to one vote per share, would be outstanding on a post-split basis relative to Class B Common Shares, which entitle holders to eight votes per share.

Under our Articles, the holders of Class A Common Shares and Class B Common Shares vote as a single class on all matters except as otherwise provided by applicable law. The following table sets forth the approximate percentage of total voting power of the Company held by the Class A Common Shares and the Class B Common Shares immediately before and after the Stock Split, calculated based on the number of Class A and Class B Common Shares outstanding as of July 18, 2013. Holders of Class B Common Shares may convert, at their option, each Class B Common Share into one Class A Common Share.

	Pre-Split	Post-Split
Class A Voting Power	34.7%	54.3%
Class B Voting Power	65.3%	45.7%

The following table sets forth the approximate percentage of Class A and Class B Common Shares beneficially owned by each director, named executive officer, and all directors and executive officers as a group and combined voting power immediately before and after the Stock Split, calculated based on the number of Class A and Class B Common Shares beneficially owned and outstanding as of July 18, 2013:

Name	Pre-Split Percentage of Shares Beneficially Owned			Post-Split Percentage of Shares Beneficially Owned
	Class A	Class B	Combined Voting Power	Class A	Class B	Combined Voting Power
Henry L. Aaron	*	-	*	*	-	*
Elaine J. Eisenman	*	-	*	*	-	*
Deborah L. Ferrée	*	-	*	*	-	*
Carolee Friedlander	*	-	*	*	-	*
Joanna T. Lau	*	-	*	*	-	*
Michael R. MacDonald	*	-	*	*	-	*
Philip B. Miller	*	-	*	*	-	*
Harris Mustafa	*	-	*	*	-	*
James O’Donnell	*	-	*	*	-	*
Douglas J. Probst	*	-	*	*	-	*
Jay L. Schottenstein	19.3%	99.8%	65.3%	21.3%	99.8%	51.5%
Joseph Schottenstein	*	-	*	*	-	*
Harvey L. Sonnenberg	*	-	*	*	-	*
Allan J. Tanenbaum	*	-	*	*	-	*
All directors and executive officers as a group (17 persons)	21.1%	99.8%	65.7%	23.3%	99.8%	52.2%

________________
* Represents less than 1% of outstanding Common Shares.

Effectiveness of the Amendment

If the proposed amendment is adopted, it will become effective on the effective date specified in the amendment to the Articles to be filed with the Secretary of State of the State of Ohio, which is expected to be November 2, 2013. Approval of this Proposal No. 2 is conditioned upon approval of Proposal No. 1 to increase the number of authorized Class A Common Shares, and the amendment to the Articles, substantially in the form attached as Annex A, will not be filed with the Secretary of State of the State of Ohio unless both proposals are approved and our Board of Directors determines to file the amendment to the Articles. The Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect to postpone or not to proceed with the Stock Split if, at any time prior to filing the amendment to the Articles, the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of our shareholders to proceed with the Stock Split. If the amendment to the Articles has not been filed with the Ohio Secretary of State by the close of business on January 31, 2014, our fiscal year-end, our Board of Directors will abandon the amendment to the Articles to effect the Stock Split.

Upon filing and subsequent effectiveness of the amendment to the Articles with the Secretary of State of the State of Ohio, the Stock Split shall occur without any further action on the part of the Company or the holders of our Common Shares and whether or not certificates representing such holders’ Common Shares prior to the Stock Split are surrendered for cancellation. Each shareholder of record at the close of business on the effective date will receive one additional Class A Common Share for each Class A Common Share and each Class B Common Share then held. As a result, there would be approximately (i) a total of 81,581,365 Class A Common Shares outstanding, (ii) a total of 8,584,003 Class B Common Shares outstanding, (iii) a total of 8,584,003 Class A Common Shares reserved for issuance upon conversion of Class B Common Shares outstanding, (iv) a total of 6,641,516 Class A Common Shares reserved for future grants under the Company’s 2005 Equity Incentive Plan, and (v) a total of 4,449,638 Class A Common Shares reserved for issuance upon exercise of outstanding awards under the Company’s

2005 Equity Incentive Plan, calculated based on the number of Class A and Class B Common Shares outstanding as of August 5, 2013.

Stock certificates or book-entries dated as of a date prior to the effective date of the Stock Split representing outstanding Class A or Class B Common Shares shall, immediately after the effective date of the Stock Split, continue to represent the same number of shares of Class A or Class B Common Shares as is reflected on the face of such certificates or book-entries. If a shareholder holds Class A Common Shares or Class B Common Shares in a brokerage account, the number of shares held will be adjusted automatically through the shareholder’s broker’s system. If a shareholder is a registered shareholder, the shareholder should keep his or her original stock certificates, which continue to represent the number of Common Shares held as indicated on such certificates. The Company’s transfer agent will mail a statement to registered shareholders indicating the additional Class A Common Shares received as a result of the Stock Split, which shares will be held by the shareholder in book-entry form.

Vote Required

The approval of this Proposal No. 2 to amend the Articles to effect the Stock Split requires the affirmative vote of the holders of a majority of the voting power of the Class A Common Shares and the Class B Common Shares outstanding and entitled to vote, voting together as a single class. Additionally, the holders of a majority of the voting power of the Class B Common Shares outstanding and entitled to vote, voting as a single class, must vote in favor of this Proposal No. 2. Abstentions and broker non-votes have the same effect as a vote against this Proposal No. 2.

The Board of Directors recommends that our shareholders vote “FOR” the amendment to the Articles to effect the Stock Split.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information with respect to the persons known to us to own beneficially more than five percent of our outstanding Class A or Class B Common Shares as of July 18, 2013, unless as otherwise specified:

	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned		Percentage of Combined Voting Power of All Classes of Common Stock
Name and beneficial owner	Class A	Class B(1)	Class A	Class B
Jay L. Schottenstein 4300 East Fifth Avenue Columbus, Ohio 43219	8,739,580(2)	8,570,980(2)	19.3%	99.8%	65.3%
Schottenstein RVI, LLC 4300 East Fifth Avenue Columbus, Ohio 43219	4,291,995(2)	4,291,995(2)	11.8%	50%	32.6%
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	3,185,000(3)	-	8.7%	-	3.0%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,774,758(4)	-	4.9%	-	1.7%
FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	4,403,171(5)	-	12.1%	-	4.2%
Ann Deshe 4 Easton Oval Columbus, Ohio 43219	2,609,903(6)	2,474,541	7.2%	28.8%	19.0%
Susan Diamond 4 Easton Oval Columbus, Ohio 43219	2,022,555(7)	1,897,555	5.5%	22.1%	14.6%
Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94104	2,730,348(8)	-	7.5%	-	2.6%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 12102	4,093,831(9)	-	11.2%	-	3.9%

________________

(1)	Class B Common Shares of DSW are exchangeable into a like number of Class A Common Shares.

(2)
Mr. Schottenstein beneficially owns 8,739,580 Class A Common Shares of DSW in the aggregate. This includes (i) 13,050 Class A Common Shares held by the Jerome Schottenstein Fund A Revocable Trust of which Mr. Schottenstein acts as co-trustee and has shared power to vote and dispose, and (ii) 155,450 Class A Common Shares that Mr. Schottenstein has a right to purchase within sixty days of July 18, 2013.

Also included in the aggregate number of Class A Common Shares that Mr. Schottenstein beneficially owns are the following Class B Common Shares that may be converted into Class A Common Shares on a one-for-one basis at any time: (i) 71,905 Class B Common Shares held by Mr. Schottenstein directly, (ii) 293,092 Class B Common Shares held by Schottenstein SEI, LLC (SSEI), (iii) 3,913,988 Class B Common Shares held by Ann S. Deshe, Susan S. Diamond, their spouses, and certain of their lineal descendants and affiliates (the Deshe/Diamond Affiliates), of which Mr. Schottenstein has sole voting power pursuant to a voting agreement with the Deshe/Diamond Affiliates and other parties thereto (the Deshe/Diamond Voting Agreement) (iv) 4,291,995 Class B Common Shares held by Schottenstein RVI, LLC (Schottenstein RVI) (Mr. Schottenstein is manager of Schottenstein RVI).

(3)
Capital World Investors, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and a division of Capital Research and Management Company (CRMC), is deemed to be the beneficial owner of 3,185,000 Class A Common Shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital World Investors holds more than five percent of the outstanding Class A Common Shares of DSW as of December 31, 2012, on behalf of SMALLCAP World Fund, Inc. (Based solely upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2013.)

(4)
The Vanguard Group, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,774,758 Class A Common Shares. (Based solely upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2013.)

(5)
Fidelity Management & Research Company (Fidelity), a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,207,811 Class A Common Shares, or 11.7% of the Class A Common Shares outstanding, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Capital Appreciation Fund, amounted to 2,587,105 Class A Common Shares, or 7.2% of the Class A Common Shares outstanding. The ownership of another investment company, Pyramis Global Advisors, LLC, amounted to 63,571 Class A Common Shares. The ownership of another investment company, Pyramis Global Advisors Trust Company, amounted to 131,759 Class A Common Shares. The ownership of another investment company, Strategic Advisers, Inc., amounted to 30 Class A Common Shares. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of 4,207,811 Class A Common Shares. (Based solely upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2013.)

(6)
Ms. Deshe beneficially owns 2,609,303 Class A Common Shares of DSW in the aggregate. This includes (i) 25,000 shares held by each of the Jerome Schottenstein 2011 Subchapter S Trust No. 4, the Jerome Schottenstein 2011 Subchapter S Trust No. 5, the Jerome Schottenstein 2011 Subchapter S Trust No. 6, and the Jerome Schottenstein 2011 Subchapter S Trust No. 7, respectively, and (ii) 29,555 Class A common shares held by the Deshe Family Foundation, over which Ms. Deshe has voting power.

Also included in the aggregate number of Class A Common Shares that Ms. Deshe beneficially owns are 2,474,541 Class B Common Shares that may be converted into Class A Common Shares on a one-for-one basis, subject to a right of first offer in favor of Jay L. Schottenstein granted pursuant to the terms of the Deshe/Diamond Voting Agreement. These shares include, as trustee: (i) 412,980 Class B shares held by the Jerome Schottenstein 2011 Subchapter S Trust No. 8; (2) 497,695 Class B shares held by the Jerome Schottenstein 2011 Subchapter S Trust No. 9; (iii) 447,766 Class B common shares held by the Saul Schottenstein 2002 Trust No. 2. (Based upon information known to the issuer and contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2013.)

(7)
Ms. Diamond beneficially owns 2,022,555 Class A Common Shares of DSW in the aggregate. This includes (i) 25,000 shares held by each of the Jerome Schottenstein 2011 Subchapter S Trust No. 4, the Jerome Schottenstein 2011 Subchapter S Trust No. 5, the Jerome Schottenstein 2011 Subchapter S Trust No. 6, and the Jerome Schottenstein 2011 Subchapter S Trust No. 7, respectively, and (ii) 25,000 Class A common shares held by the Diamond Family Foundation, over which Ms. Diamond holds voting and dispositive power as trustee.

Also included in the aggregate number of Class A Common Shares that Ms. Diamond beneficially owns are 1,897,555 Class B Common Shares that may be converted into Class A Common Shares on a one-for-one basis, subject to a right of first offer in favor of Jay L. Schottenstein granted pursuant to the terms of the Deshe/Diamond Voting Agreement. These shares include, as trustee, dispositive power over: (i) 211,470 Class B common shares held by each of the Jerome Schottenstein 2011 Subchapter S Trust No. 4, Jerome

Schottenstein 2011 Subchapter S Trust No. 5, Jerome Schottenstein 2011 Subchapter S Trust No. 6, and the Jerome Schottenstein 2011 Subchapter S Trust No. 7, respectively, (ii) 421,098 Class B common shares held by the Saul Schottenstein 2002 Trust No. 3, (iii) 432,969 Class B common shares held by the Susan Schottenstein Deshe 1983 Subchapter S Trust, and (iv) 34,134 Class B common shares held by The Jacob Diamond 1998 Irrevocable Trust. (Based upon information known to the issuer and contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2013.)

(8)
Wells Fargo & Company, a parent holding company, is the beneficial owner of 2,730,348 Class A Common Shares on a consolidated basis. The ownership of Wells Capital Management Incorporated, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, amounted to 2,289,541 Class A Common Shares, or 6.4% of the Class A Common Shares outstanding. The ownership of Wells Fargo Funds Management, LLC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, amounted to 1,773,537 Class A Common Shares, or 5.0% of the Class A Common Shares outstanding. (Based solely upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on March 29, 2013.)

(9)
T. Rowe Price Associates, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,093,831 Class A Common Shares. (Based solely upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on April 10, 2013.)

The information with respect to beneficial ownership in the table above is based upon information furnished by the shareholder or information contained in filings made with the Securities and Exchange Commission.

Security Ownership of Management

The following table sets forth, as of July 18, 2013, information with respect to our Class A and Class B Common Shares owned beneficially by each director, named executive officer, and all directors and executive officers as a group:

	Number of Shares Beneficially Owned(1)(2)		Percentage of Shares Beneficially Owned(3)		Percentage of Combined Voting Power of All Classes of Common Stock
Name	Class A	Class B	Class A	Class B
Henry L. Aaron	25,338	-	*	-	*
Elaine J. Eisenman	21,879	-	*	-	*
Deborah L. Ferrée	274,807	-	*	-	*
Carolee Friedlander	30,294	-	*	-	*
Joanna T. Lau	20,671	-	*	-	*
Michael R. MacDonald	99,625	-	*	-	-
Philip B. Miller	40,813	-	*	-	*
Harris Mustafa	17,260	-	*	-	*
James O’Donnell	12,842	-	*	-	*
Douglas J. Probst	133,339	-	*	-	*
Jay L. Schottenstein (4)	8,739,580	8,570,980	19.3%	99.8%	65.3%
Joseph Schottenstein	1,706	-	*	-	*
Harvey L. Sonnenberg	30,841	-	*	-	*
Allan J. Tanenbaum	42,746	-	*	-	*
All directors and executive officers as a group (17 persons)	9,712,221	8,570,980	21.1%	99.8%	65.7%

________________

* Represents less than 1% of outstanding Common Shares.

(1)	The Class B Common Shares are exchangeable into a like number of Class A Common Shares.

(2)	Except as otherwise noted, the persons named in this table have sole power to vote and dispose of the shares listed.

Includes the following number of Class A Common Shares as to which the named person has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of July 18, 2013, (ii) payment of vested deferred share units on a one-for-one basis upon retirement from the DSW Board of Directors, and (iii) payment upon the vesting of restricted share units on a one-for-one basis to officers within 60 days of July 18, 2013.

Beneficial Owner	Stock Options Exercisable within 60 days of July 18, 2013	Restricted Shares that could be issued within 60 days of July 18, 2013
Henry L. Aaron	--	5,707
Elaine J. Eisenman	--	21,879
Deborah L. Ferrée	247,163	--
Carolee Friedlander	--	25,383
Joanna T. Lau	--	19,174
Michael R. MacDonald	56,097	--
Philip B. Miller	--	29,413
Harris Mustafa	3,773	--
James O’Donnell	--	2,842
Douglas J. Probst	120,249	--
Jay L. Schottenstein	155,450	--
Joseph Schottenstein	--	--
Harvey L. Sonnenberg	--	23,229
Allan J. Tanenbaum	--	36,056
All directors and executive officers as a group (17 persons)	776,058	165,752

(3)
The percentage is based upon 36,498,681 Class A Common Shares and 8,584,003 Class B Common Shares outstanding, plus the number of shares a person has the right to acquire within 60 days of July 18, 2013.

(4)	Includes 13,050 Class A Common Shares held by the Jerome Schottenstein Fund A Revocable Trust of which Mr. Schottenstein acts as co-trustee and has shared power to vote and dispose.

Also included in the aggregate number of Class A Common Shares that Mr. Schottenstein beneficially owns are the following Class B Common Shares that may be converted into Class A Common Shares on a one-for-one basis at any time: (i) 71,905 Class B Common Shares held by Mr. Schottenstein directly, (ii) 293,092 Class B Common Shares held by SSEI, (iii) 3,913,988 Class B Common Shares held by the Deshe/Diamond Affiliates as to which Mr. Schottenstein has the sole power to vote pursuant to the Deshe/Diamond Voting Agreement, and (iv) 4,291,995 Class B Common Shares held by Schottenstein RVI (Mr. Schottenstein is the manager of Schottenstein RVI).

The information with respect to beneficial ownership in the table above is based upon information furnished by each director or executive officer, or information contained in filings made with the Securities and Exchange Commission.

OTHER MATTERS

Shareholder Proposals Pursuant to Rule 14a-8

In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the annual meeting of shareholders in 2014, a shareholder proposal in compliance with Rule 14a-8 of the Exchange Act must be received by DSW no later than December 18, 2013. Written requests for inclusion should be addressed to: Corporate Secretary, 810 DSW Drive, Columbus, Ohio 43219. It is suggested that you mail your proposal by certified mail, return receipt requested.

Shareholder Proposals Other Than Pursuant to Rule 14a-8

In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by our Corporate Secretary at the above address by March 3, 2014. Our code of regulations also provides that nominations for director may only be made by the Board of Directors (or an authorized Board committee) or by a shareholder of record entitled to vote who sends notice to our Corporate Secretary not fewer than 60 nor more than 90 days before the anniversary date of the previous year’s annual meeting of shareholders. Any nomination by a shareholder must comply with the procedures specified in our code of regulations. To be eligible for consideration at the 2014 annual meeting, any nominations for director must be received by our Corporate Secretary between March 7, 2014, and April 6, 2014. This advance notice period is intended to allow all shareholders an opportunity to consider any nominees expected to be considered at the meeting.

Shareholder Communications to the Board of Directors

Shareholders and interested parties may communicate with the Board of Directors (including the non-management directors as a group) or individual directors directly by writing to the directors in care of our Corporate Secretary, 810 DSW Drive, Columbus, Ohio 43219, in an envelope clearly marked “shareholder communication.” Such communications will be provided promptly and, if requested, confidentially to the respective directors.

Incorporation by Reference

We incorporate by reference in this proxy statement the information contained in our Annual Report on Form 10-K for the fiscal year ended February 2, 2013, as filed with the SEC on March 28, 2013, and our Quarterly Report on Form 10-Q for the quarterly period ended May 4, 2013, as filed with the SEC on June 7, 2013.

A copy of our Annual Report on Form 10-K and Quarterly Report on Form 10-Q has been made available electronically with this proxy statement at [•]. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20002. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public at the SEC’s Internet site at http://www.sec.gov. Additionally, you may request a copy of any of these filings at no cost, by contacting us at the following address: 810 DSW Drive, Columbus, Ohio 43219, Attention: Corporate Secretary, or by telephone at (614) 237-7100. We undertake to provide by first class mail, within one business day of receipt of such a request, a copy of any and all information that has been incorporated by reference in this proxy statement.

Independent Registered Public Accountants

The audit committee of our Board of Directors appointed Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ended February 2, 2013. Representatives of Deloitte & Touche LLP are not expected to be present at the Special Meeting and, therefore, will not have an opportunity to make a statement if they desire to do so or be available to respond to appropriate questions.

General Information

Management knows of no other business which may be properly brought before the Special Meeting of Shareholders. However, if any other matters shall properly come before such meeting, it is the intention of the persons named in the form of proxy to vote such proxy in accordance with their best judgment on such matters.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE AND SUBMIT YOUR PROXY.

By Order of the Board of Directors

William L. Jordan
Secretary

ANNEX A

FORM OF AMENDMENT TO AMENDED AND RESTATED
ARTICLES OF INCORPORATION

RESOLVED, that the Amended and Restated Articles of Incorporation of the corporation be amended by changing and replacing Article FOURTH of the Amended and Restated Articles of Incorporation so that, as amended, Article FOURTH shall be and read as follows:

FOURTH: The number of shares which the corporation is authorized to have outstanding is 450,000,000. Two Hundred Fifty Million (250,000,000) of the authorized number of shares of the corporation shall be Class A Common Shares, without par value (the “Class A Common Shares”), One Hundred Million (100,000,000) shall be Class B Common Shares, without par value (the “Class B Common Shares”; and together with the Class A Common Shares, the “Common Shares”), and One Hundred Million (100,000,000) shall be preferred shares, without par value (the “Preferred Shares”).
Effective [November 2, 2013] (the “Effective Time”), (i) every one outstanding Class A Common Share shall be split into two fully paid and non-assessable Class A Common Shares and (ii) every one outstanding Class B Common Share shall be split into one fully paid and non-assessable Class B Common Share and one fully paid and non-assessable Class A Common Share (the “Stock Split”). The Stock Split shall occur without any further action on the part of the corporation or the holders of the Common Shares and whether or not certificates representing such holders’ shares prior to the Stock Split are surrendered for cancellation.
The designations, preferences, privileges and voting powers of shares of each class and the restrictions or qualifications thereof are as follows:
Section 1. Common Shares. Except as specifically otherwise provided herein, the Class A and Class B Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.
(a) Voting Rights. The voting rights of the Common Shares shall be as follows:

i. each outstanding Class A Common Share shall entitle the holder thereof to one (1) vote on each matter properly submitted to the shareholders, or to the holders of the Class A Common Shares, for their vote, consent, waiver, release or other action;

ii. each outstanding Class B Common Share shall entitle the holder thereof to eight (8) votes on each matter properly submitted to the shareholders, or to the holders of the Class B Common Shares, for their vote, consent, waiver, release or other action; and

iii. the holders of Class A Common Shares and Class B Common Shares shall vote as a single class upon all matters submitted to the shareholders of the corporation except as otherwise provided by law.
(b) Dividend and Other Rights of Common Shares. Holders of Class A Common Shares and Class B Common Shares will share in any dividend declared by the Board of Directors, subject to any preferential rights of any outstanding Preferred Shares. The corporation shall not subdivide or combine any of the Common Shares, or pay any dividend or other distribution on any of the Common Shares, or accord any other payment, benefit or preference to any of the Common Shares, except by extending such subdivision, combination, distribution, payment, benefit or preference equally to all Common Shares. Except as otherwise specifically provided herein, if dividends are declared that are payable in Common Shares, such dividends shall be payable in Class A Common Shares to holders of Class A Common Shares and in Class B Common Shares to holders of Class B Common Shares.
(c) Conversion Rights. The Class A Common Shares have no conversion rights. The conversion rights of the Class B Common Shares are as follows:

A-1

i. The holder of any Class B Common Shares, may, at his or her option on delivery to the corporation of his or her written notice electing to convert those Class B Common Shares to Class A Common Shares, and on surrender at the office of the corporation or office of the transfer agent for those Class B Common Shares of the certificate or certificates for the Class B Common Shares, duly endorsed to the corporation, be entitled to receive one Class A Common Share for each Class B Common Share converted in this manner. Such conversion will be deemed to have occurred at the close of business on the business day on which written notice of such voluntary conversion is received by the corporation, and the corporation and the transfer agent will promptly deliver evidence of such holder’s ownership of Class A Common Shares in the form of a share certificate or automated deposit; provided, however, that any such surrender on any date when the stock transfer books of the corporation shall be closed shall be deemed to have occurred immediately prior to the close of business on the next succeeding day on which such stock transfer books are opened.

ii. The corporation may, as a condition to the transfer or the registration of transfer of, or the voluntary conversion of, Class B Common Shares, require the furnishing of such affidavits or other proof as it deems necessary to establish or verify the ownership of such Class B Common Shares. A good faith determination by the Board of Directors that ownership of Class B Common Shares cannot be established will be conclusive and binding on a holder of shares of the corporation.

iii. Neither fractional shares, nor scrip or other certificates evidencing fractional shares, will be issued by the corporation on conversion of the Class B Common Shares, but the corporation will pay in lieu of these fractional shares the full value in cash to the holders who would but for this provision be entitled to receive fractions of shares.

iv. Class B Common Shares converted pursuant to the articles of the corporation will be retired.

v. The corporation will at all times reserve and keep available out of its authorized but unissued Class A Common Shares solely for the purpose of effecting conversion of its Class B Common Shares the full number of Class A Common Shares deliverable on conversion of all Class B Common Shares from time to time outstanding.

Section 2. Preferred Shares
(a) The directors of the corporation are authorized to adopt amendments to the Articles of Incorporation in respect of any unissued Preferred Shares and thereby to fix or change, to the full extent now or hereafter permitted by Ohio law, the express terms of the Preferred Shares, or of any one or more series of the Preferred Shares, including without limitation, the division of such shares into series and the designation and authorized number of shares of each series; dividend or distribution rights; redemption rights and price; liquidation rights, preferences and price; sinking fund requirements; voting rights; conversion rights; and restrictions on the issuance of shares of the same series or of any other class or series.
(b) All shares of each series of the Preferred Shares shall be identical with each other in all respects.

A-2

DSW Inc.
810 DSW Drive
Columbus, Ohio 43219

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS – OCTOBER 14, 2013

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of DSW Inc. (the “Company”) hereby appoints Douglas J. Probst and William L. Jordan, or any one of them, as attorneys and proxies with full power of substitution to each, to vote all Class A Common Shares, without par value, and Class B Common Shares, without par value, of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at the Company’s corporate offices, 810 DSW Drive, Columbus, Ohio 43219, on Monday, October 14, 2013 at 11:00 a.m. Eastern Daylight Time, and at any postponement or adjournment thereof, with all of the powers such undersigned shareholder would have if personally present, for the following purposes:

The Board of Directors recommends a vote FOR the following proposal:

1. To approve an amendment to the Company’s amended and restated articles of incorporation to increase the number of authorized Class A Common Shares, without par value, from 170,000,000 to 250,000,000, and to correspondingly increase the number of shares which the Company is authorized to have outstanding from 370,000,000 to 450,000,000.

☐ FOR                ☐ AGAINST            ☐ ABSTAIN

The Board of Directors recommends a vote FOR the following proposal:

2. To approve an amendment to the Company’s amended and restated articles of incorporation to effect a two-for-one forward stock split of Class A Common Shares, without par value, and Class B Common Shares, without par value, where each outstanding Class A Common Share would be split into two Class A Common Shares and each outstanding Class B Common Share would be split into one Class A Common Share and One Class B Common Share.

☐ FOR                ☐ AGAINST            ☐ ABSTAIN

The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSED AMENDMENTS TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders, dated [•], 2013, and the proxy statement of the Company. Any proxy heretofore given to vote said shares is hereby revoked.

PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN PROMPTLY.

Dated: _____________________, 2013

____________________________
Signature

____________________________
Signature

Signature(s) shall agree with the name(s) printed on this proxy. If shares are registered in two names, both shareholders should sign this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the shareholder is a corporation, please sign in full corporate name by an authorized officer. If the shareholder is a partnership or other entity, please sign that entity’s name by authorized person. (Please note any change of address on this proxy.)